Exhibit 99.2

Titan Machinery Inc. Announces Intention to File Universal Shelf Registration Statement

WEST FARGO, ND.—December 9, 2010—Titan Machinery Inc. (Nasdaq: TITN), a leading network of full-service agricultural and construction equipment stores, today announced its intention to file a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”).  The offering of securities to be covered by the shelf registration statement is designed to provide the Company with greater flexibility to take advantage of financing opportunities, acquisitions, and other business opportunities when and if such opportunities arise.

If and when the shelf registration statement is filed and is declared effective, it will permit the Company from time to time, to offer and sell up to $250 million of common stock, preferred stock, debt securities, warrants to purchase any such securities, purchase contracts, units comprised of any such securities, or any combination thereof in one or more future public offerings. The actual amount and type of securities, or combination of securities, and the terms of those securities, will be determined at the time of sale, if such sale occurs. As of the date of this notice, the Company has no specific plans to offer the securities covered by the registration statement, once filed, and is not required to offer the securities in the future.

The terms of any offering under the registration statement will be established at the time of the offering and will be described in a prospectus supplement filed with the SEC at the time of the offering. Once filed and declared effective by the SEC, the registration statement would remain in place for a period of three years. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

This notice is not an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Titan Machinery Inc.

Titan Machinery Inc., founded in 1980 and headquartered in West Fargo, North Dakota, is a multi-unit business with mature locations and newly-acquired locations. The Company owns and operates a network of full service agricultural and construction equipment stores in the United States. The Titan Machinery network will consist of 77 dealerships in North Dakota, South Dakota, Iowa, Minnesota, Montana, Nebraska and Wyoming, including two outlet stores, upon completion of the Company’s acquisition of Fairbanks International Inc. and its affiliates, representing one or more of the CNH Brands (NYSE:CNH), including Case IH, New Holland Agriculture, Case Construction, New Holland Construction, Kobelco and CNH Capital. Additional information about Titan Machinery Inc. can be found at www.titanmachinery.com.

Forward Looking Statements

Except for historical information contained herein, the statements in this notice are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company’s intention to file a universal shelf registration statement on Form S-3, the potential for future securities offerings, and completion of the Fairbanks acquisition, involve known and unknown risks and uncertainties, which may cause Titan Machinery’s actual results in current or future periods to differ materially from forecasted results.  The Company’s risks and uncertainties include, among other things, a substantial dependence on a single distributor, the continued availability of organic growth and acquisition opportunities, potential difficulties integrating acquired stores, industry supply levels, fluctuating agriculture and construction industry economic conditions, the uncertainty and fluctuating conditions in the capital and credit markets, governmental agriculture policies, seasonal fluctuations, climate conditions, disruption in receiving ample inventory financing, and increased competition in the geographic areas served.  These and other risks are more fully described in Titan Machinery’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K.  Titan Machinery conducts its business in a highly competitive and rapidly changing environment.  Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Titan Machinery’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Titan Machinery disclaims any obligation to update such factors or to publicly announce results of revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Investor Relations Contact:

ICR, Inc.

John Mills, jmills@icrinc.com

Senior Managing Director

310-954-1100

4842893